Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-75307, No. 333-63128, No. 333-123813, No. 333-134162, No. 333-140848, No. 333-167602 and No. 333-180970 on Form S-8 of our reports dated February 17, 2015, relating to the consolidated financial statements and financial statement scheduleof Graco Inc. and Subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Graco Inc. and Subsidiaries for the year ended December 26, 2014.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

February 17, 2015

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